Exhibit 10.72

170 W. Tasman Drive

M/S SJ-BLDG 13/3

San Jose, CA 95134-1706

December 3, 2009

Brian Gibson

LookSmart, Ltd.

625 Second Street

San Francisco, CA 94107

Re: Agreement to Lease Equipment No. 7863-MM001-0

Dear Mr. Gibson:

Thank you for choosing Cisco Systems Capital Corporation for your current financing arrangements. Enclosed you will find the following: Please note that a Letter of Credit for 20% of the deal is required.

1. Agreement to Lease Equipment No. 7863-MM001-0 (Sign and Return)

2. Copy of Purchase Order/Quote

3. Billing Information (Sign and Return)

4. Sample Invoice

Please review, sign and initial where indicated. Please note that we are unable to issue or release Purchase Orders until the signed documents are returned. To expedite processing, documents may be sent to the fax number below. Billing will not commence nor will payments be made to the vendors until the executed original documents are returned including the Certificate of Acceptance.

Upon notification from the Vendor that shipment has been completed, I will send a Certificate of Acceptance for your signature. In addition, you will receive the countersigned Lease Agreement with its final Annex A and any additional documents.

The initial invoice for Lease No. 7863-MM001-0 will follow lease commencement. Please note that all taxes and freight charges paid by the Lessor will be charged on that invoice.

If you have any questions, please call me at 408 525-1438. Thank you for choosing Cisco Capital. We appreciate your business!

Sincerely,

/s/ Leigh Larsen
Leigh Larsen
Cisco Systems Capital Corporation
lelarsen@cisco.com

Cisco Systems Capital Corporation

170 West Tasman Drive, Mailstop SJ-13/3

San Jose, CA 95134

Legal Name of Lessee LookSmart, Ltd.		D.B.A. Name	Federal Tax ID

Address 625 Second Street			County

City San Francisco	State CA	Zip 94107	Corporation / Partnership / Proprietorship a Delaware corporation

Contact Name Brian Gibson		Phone Number 415-348-7207	Fax Number

Total Amount Financed	$973,557.64	Quantity Model Equipment Description Serial #
Periodic Rent:	$29,482.43 ***
Lease Term:	36 (Months)	SEE ATTACHED “ANNEX A”
End of Lease Option:	$1 Out
Equipment Location:	See Attached “Annex A”

***(Plus applicable taxes)

No. 7863- MM001-0

AGREEMENT TO LEASE EQUIPMENT

1. Lease of Equipment. In accordance with the terms and conditions of this Agreement to Lease Equipment (“Lease”), Cisco Systems Capital Corporation (“Lessor “) shall lease to Lessee, and Lessee shall lease from Lessor, the personal property, and any one-time charges for related expenses financed by Lessor (“Soft Costs”), described in Annex A hereto together with all substitutions, replacements, repairs, parts and attachments, improvements and accessions thereto (the “Equipment”), Annex A hereto is expressly incorporated herein and made a part of this Lease.

2. Term of Lease. The term of this Lease shall commence on the date of execution of the Certificate of Acceptance (“Commencement Date”), and continue for the number of months set forth above (the “Initial Term”). If Lessee fails to return the Certificate of Acceptance within 5 days of acceptance of the Equipment, Lessee shall (i) be deemed to have accepted and ratified such Certificate of Acceptance and (ii) be deemed to have authorized Lessor to complete and legally sign the Certificate of Acceptance on behalf and in the name of Lessee. Unless (a) Lessor receives written notice, at least 90 days prior to the expiration of the Term, of Lessee’s intent to (i) purchase the Equipment pursuant to Section 15, or (ii) not renew the Lease, or (b) the “End of Lease Option” above specifies “$1 buy out”, this Lease shall renew automatically in 90-day non-cancelable increments (each an “Extended Term”, and any Extended Term, together with the Initial Term, the “Term”), This Lease is non-cancelable for any reason whatsoever, prior to the end of the Lease Term.

3. Rent. Lessee agrees to pay Lessor the rent set forth above (“Rent”) for the Equipment and any Soft Costs beginning the first day of the calendar month immediately following the Commencement Date (unless the Commencement Date is the first day of the month, in which case the first Rent payment shall be due on such date) at the address specified above. The Rent for any Extended Term shall be payable monthly, in advance, and shall be in an amount equal to that of the original Rent, adjusted, as applicable, for Soft Costs.

4. Advance Change Agreement. Lessee acknowledges that complete and definitive information regarding the Equipment may not be available at the time of execution of this Lease and any Certificate of Acceptance Lessee hereby irrevocably authorizes Lessor, without any further action or agreement by Lessee, to (i) modify or replace Annex A or any Certificate of Acceptance in order to supplement, correct, or replace descriptive or location information regarding the Equipment, and (ii) increase or decrease the total amount financed under this Lease, provided such increase or decrease shall in no event exceed two percent (2%) of the amount set forth in the Lease as originally executed by the parties, as Lessor may deem appropriate, to the extent necessary to accurately document the Equipment information and/or the amount financed under this Lease. Lessee agrees to be bound by such changes made by Lessor as though set forth herein at the time of Lessee’s execution of this Lease or the Certificate of Acceptance.

5. Disclaimers; Warranties. Lessee represents and acknowledges that the Equipment is of a size, design, capacity and manufacture selected by it. LESSEE LEASES THE EQUIPMENT AS IS AND, NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE

AGREEMENT TO LEASE EQUIPMENT (EASY LEASE)	CISCO CAPITAL CONFIDENTIAL
REVISION DATE: 1/01/2007

MANUFACTURER’S AGENT OR THE SELLER’S AGENT, LESSOR MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT, OR INTELLECTUAL PROPERTY RIGHTS (INCLUDING WITHOUT LIMITATION ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH RESPECT TO THE EQUIPMENT, WHETHER RELATING TO INFRINGEMENT OR OTHERWISE) WITH RESPECT TO THE EQUIPMENT. LESSOR SHALL NOT BE RESPONSIBLE FOR ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM POSSESSION OR USE OF THE EQUIPMENT. All transferable manufacturer and supplier warranty rights are, to the extent such rights have been transferred to Lessor, hereby assigned without representation or warranty by Lessor to Lessee for the Lease Term, which warranties Lessee is authorized to enforce.

6. Net Lease; Payments Unconditional. THIS LEASE IS A NET LEASE. LESSEE’S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, OR RECOUPMENT, FOR ANY OTHER REASON WHATSOEVER.

7. Use of Equipment. Lessee shall use the Equipment solely in the conduct of its business, in a manner and for the use contemplated by the manufacturer thereof. So long as no Event of Default exists, neither Lessor nor its assignee shall interfere with Lessee’s right to use the Equipment under any Lease. Lessee acknowledges and represents that the Equipment shall be and remain personal property, notwithstanding the manner by which it may be attached or affixed to realty.

8. Delivery; Installation; Return; Maintenance and Repair; Inspection. Lessee shall be solely responsible, for (a) the delivery of the Equipment to Lessee, (b) the return of Equipment to Lessor, upon expiration or termination of the Lease, in good repair, condition and working order, ordinary wear and tear excepted, at the location(s) within the continental United States specified by Lessor, and (c) the installation, de-installation, maintenance and repair of the Equipment. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted. Unless Lessee is purchasing the Equipment pursuant to Section 15, Lessee shall return the Equipment to Lessor within 15 days of the termination or expiration of this Lease. Lessee shall remain obligated to pay Rent until the Equipment is accepted by Lessor in the condition required by this section. Lessee warrants that the Equipment, upon return to Lessor, will be acceptable to the manufacturer for maintenance. Lessor shall be entitled to inspect the Equipment at reasonable times.

9. Taxes. Lessee shall pay, and hereby indemnifies and holds Lessor harmless from all fees, assessments, taxes, and charges imposed by any governmental body or agency upon or with respect to any of the Equipment, or the possession, ownership, use or operation thereof. Lessor shall file and shall pay personal property taxes payable with respect to the Equipment. Lessee shall pay to Lessor the amount of all such personal property taxes within 15 days of its receipt of an invoice for such taxes.

10. Risk of Loss. Lessee assumes all risk of loss for Equipment upon delivery to Lessee. If the Equipment is lost or damaged beyond repair (a “Loss Event”), Lessee shall pay to Lessor, within 30 days of a Loss Event, an amount equal to the present value of the remaining Rents due under the Lease, plus any other payment obligations under the Agreement that become due at the time of the Loss Event. Equipment on or prior to such Loss Event. The Casualty Value of the Equipment shall be 110% of the total Equipment cost set forth above, decreased from month to month thereafter by 1.69% of the total Equipment cost. Upon making such payment, the Rent for such Equipment shall cease to accrue, the Term of the Lease as to such Equipment shall terminate.

11. Insurance. Lessee shall maintain property damage, liability insurance, insurance against loss or damage to the Equipment in an amount no less than the Casualty Value of the Equipment, with each such insurance policy naming Lessor as loss payee or additional insured thereof. Lessee shall provide Lessor with a Certificate of Insurance upon request.

12. Indemnity. Except with respect to the gross negligence or willful misconduct of Lessor, Lessee hereby indemnifies and holds harmless Lessor from and against any and all liability, damages, and costs arising from this Lease.

13. Prohibitions Related to Lease and Equipment. Without the prior written consent of Lessor, Lessee shall not assign, lend, pledge, transfer, or sublease the Equipment or the Lease, permit to exist any security interest, lien or encumbrance with respect to any of the Equipment; or cause or permit any of the Equipment to be moved from the location specified in Annex A.

14. Alterations and Modifications. Any alteration or improvement to any item of Equipment shall belong to and become the property of Lessor unless, at Lessee risk, cost, and expense, it is removed prior to the return of such item of Equipment by Lessee.

15. End of Term Purchase. If the “End of Lease Option” at the beginning of this Lease specifies “FMV”, then upon termination or expiration of this Lease: (a) provided no Event of Default exists, and (b) Lessee has provided 90 days prior written notice to Lessor of its intent to purchase, Lessee shall have the option to purchase all (not part) of the Equipment at Fair Market Value without recourse or warranty. The Fair Market Value of the Equipment shall be the then retail market price determined by the mutual agreement of Lessor and Lessee. Title to the Equipment shall automatically pass to Lessee upon payment in full of the purchase price but in no event earlier than the expiration of the Term of this Lease. If the parties are unable to agree on the purchase price, or the terms and conditions of the purchase, then this Lease shall remain in full force and effect, and Lessee will be invoiced, and agrees to pay Rent for the Equipment beyond the termination or expiration of the Lease until the Fair Market Value payment has been received by Lessor. If the “End of Lease Option” at the beginning of this Lease specifies “$1 buy out”, then upon expiration of the Initial Term, provided no Event of Default exists, Lessee shall purchase the Equipment hereunder by remitting One Dollar ($1.00) to Lessor on the last day of the Initial Term. Notwithstanding any purchase option hereunder, until all obligations of this Lease have been fulfilled, Lessor shall retain a purchase money security interest in the Equipment and this Lease shall constitute a security agreement under the Uniform Commercial Code of the state in which the Equipment is located.

AGREEMENT TO LEASE EQUIPMENT (EASY LEASE)	CISCO CAPITAL CONFIDENTIAL
REVISION DATE: 1/01/2007

16. Financial Statements. In the event financial or other statements regarding the condition and operations of Lessee are not publicly available and readily accessible to Lessor, Lessee shall promptly furnish to Lessor such financial or other statements regarding the condition and operations of Lessee and any guarantor of any Lease as Lessor may from time to time request. Lessee further agrees to promptly provide information regarding the Equipment as Lessor may from time to time request.

16. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” hereunder if (a) Lessee fails to pay any Rent or other amount due within ten days after it becomes due and payable; (b) Lessee fails to maintain insurance as required herein; (c) Lessee is in breach of Section 13, (d) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings are instituted by or against Lessee; (e) Lessee defaults under any other Lease or agreement between the parties.

17. Remedies. If an Event of Default exists, Lessor may exercise any one or more of the following remedies, in addition to those arising under applicable law: (a) cancel any or all Leases by notice to Lessee and peacefully take possession of any or all of the Equipment; (b) recover all sums due and accelerate and recover the present value of the remaining payment stream of all Rent due under this Lease, together with Rent and all other amounts currently due including without limitation, any and all direct, indirect and consequential damages; (c) sell or re-lease any or all of the Equipment, through public or private sale or lease transactions, and apply the proceeds thereof to Lessee’s obligations hereunder, and (d) exercise any other remedy in accordance with applicable provisions of the Uniform Commercial Code. Lessee shall remain liable for any resulting deficiency and Lessor may retain any surplus it may realize. Lessee shall pay all costs and expenses (including reasonable attorneys’ fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, refurbishing and selling or leasing such Equipment and enforcing any obligations of Lessee hereunder.

18. Assignment by Lessor. Lessor may assign or transfer any or all of Lessor’s interest in this Lease with notice to Lessee, Any assignee of Lessor shall have all of the rights but none of the obligations (unless otherwise provided in the applicable assignment), of a “Lessor” under this Lease. Upon notice of such assignment or transfer, Lessee will pay all Rent and other sums due under this Lease to such assignee or transferee. Lessee agrees that it will not assert against any assignee any defense, counterclaim or offset that Lessee may have against Lessor or any preceding assignee. The parties acknowledge and agree that any Lessor obligation not assigned to an assignee shall remain with Lessor, and Lessee shall have the right to seek recourse directly against Lessor for a breach of any such obligation.

19. Entire Lease. No waiver or amendment of, or any consent with respect to, any provision of this Lease shall bind either party unless set forth in a writing signed by both parties. TO THE EXTENT PERMITTED BY APPLICABLE LAW AND NOT OTHERWISE SPECIFICALLY GRANTED TO LESSEE IN ANY LEASE DOCUMENT, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES CONFERRED UPON A LESSEE UNDER SECTIONS 2A-508 - 2A-522 OF THE CODE OR ANY OTHER APPLICABLE LAW OR STATUTE, WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS AGREEMENT OR ANY LEASE.

20. Default Rate. Any nonpayment of Rent or other amount payable hereunder shall result in Lessee’s obligation to promptly pay Lessor on such overdue payment, for the period of time during which it is overdue (including during any grace period), interest at a rate equal to the lesser of 14% per annum, or (b) the highest rate of interest permitted by applicable law (each, the “Default Rate”).

21. Governing Law. The parties expressly agree this Lease shall be governed in all respects by the laws of the state of California. Both parties hereby consent to personal jurisdiction and venue in the courts of the State of California in San Francisco County.

22. Survival. All obligations of Lessee to make payments to Lessor under this Lease or to indemnify Lessor, and all rights of Lessor hereunder with respect to this Lease, shall survive the termination of this Lease and the return of the Equipment.

23. Security. Lessee hereby appoints Lessor as its attorney-in-fact, coupled with an interest, to file such financing statements, amendments and any other instruments related to this Lease without Lessee’s consent. Lessee hereby grants Lessor a security interest in Lessee’s right, title and interest, now existing and hereafter arising, in and to all Equipment and any other rights to payment arising out of this Lease. The original of this Lease shall constitute chattel paper for purposes of the Uniform Commercial Code. If there exist multiple originals of this Lease, the one marked “Lessor’s Copy” or words of similar import, shall be the only chattel paper.

24. NOTICE. Any notice, request, demand, consent, approval or other communication provided for or permitted in relation to this Lease shall be in writing (including via facsimile) and shall be delivered to the parties at their respective addresses set forth above.

LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. EACH PERSON SIGNING BELOW ON BEHALF OF LESSEE REPRESENTS AND WARRANTS THAT HE OR SHE IS AUTHORIZED TO EXECUTE AND DELIVER THIS LEASE ON BEHALF OF LESSEE.

LESSOR: CISCO SYSTEMS CAPITAL CORPORATION	LESSEE: LOOKSMART, LTD.

Signed:	Date:	Signed:	/s/ Steve Markowski	Date:	12-3-09

Name/Title		Name/Title:	Steve Markowski CFO

AGREEMENT TO LEASE EQUIPMENT (EASY LEASE)	CISCO CAPITAL CONFIDENTIAL
REVISION DATE: 1/01/2007

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